As filed with the Securities and Exchange Commission on July 19, 2010
Registration No. 333 -
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

COMVERGE, INC.
(Exact name of registrant as specified in its charter)
_______________________________________

Delaware	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5390 Triangle Parkway, Suite 300 Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)
______________________________

Comverge, Inc. 2006 Long-term Incentive Plan, as amended
(Full title of the plan)
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R. Blake Young President and Chief Executive Officer 5390 Triangle Parkway, Suite 300 Norcross, Georgia 30092 (678) 392-4954 (Name and address, including telephone number, of agent for service)	Copy to: Steven M. Tyndall Baker Botts L.L.P. 1500 San Jacinto Center 98 San Jacinto Blvd. Austin, Texas 78701 Telephone: (512) 322-2628 Facsimile: (512) 322-8328

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (check one):

☐  Large accelerated filer                                                                          ☒ Accelerated filer

                 ☐ Non-accelerated filer                                                                             ☐ Smaller reporting company
  (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
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Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,400,000 shares	$8.07	(2)	$11,298,000	$805.55

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plan as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices of the shares as reported on The NASDAQ Global Market on  July 16, 2010.

PART I

INTRODUCTORY STATEMENT

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SHARES

The additional shares to be registered by this registration statement are of the same class as those securities covered by Comverge, Inc.’s previously filed registration statements on Form S-8 filed on April 18, 2007 (Registration No. 333-142185) and July 18, 2008 (Registration No. 333-152414), respectively (the “Prior Registration Statements”), with respect to the Comverge, Inc. 2006 Long-term Incentive Plan, as amended.  Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, including reports under the Securities Exchange Act of 1934, as amended, that Comverge filed after the date of the Prior Registration Statements to maintain current information about Comverge are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

In addition to the exhibits filed or incorporated by reference into the Prior Registration Statements, the following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
*5.1	Opinion of Baker Botts L.L.P. with respect to legality of the securities.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of Baker Botts L.L.P. (included as part of Exhibit 5.1).

*24.1	Powers of Attorney (set forth on the signature page of this registration statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on July 19, 2010.

COMVERGE, INC.

By:	/s/ R. Blake Young
R. Blake Young
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew H. Smith and Michael D. Picchi and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ R. Blake Young R. Blake Young	Chief Executive Officer, President and Director (Principal Executive Officer)	July 19, 2010

/s/ Michael D. Picchi Michael D. Picchi	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 19, 2010

/s/ Alec G. Dreyer Alec G. Dreyer	Chairman of the Board	July 19, 2010

/s/ Nora Mead Brownell Nora Mead Brownell	Director	July 19, 2010

/s/ A. Laurence Jones A. Laurence Jones	Director	July 19, 2010

/s/ Joseph O’Donnell Joseph O’Donnell	Director	July 19, 2010

/s/ Scott Ungerer Scott Ungerer	Director	July 19, 2010

EXHIBIT INDEX

Exhibit Number	Description
*5.1	Opinion of Baker Botts L.L.P. with respect to legality of the securities.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of Baker Botts L.L.P. (included as part of Exhibit 5.1).

*24.1	Powers of Attorney (set forth on the signature page of this registration statement).

*	Filed herewith.